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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JUNE 3, 2002



                           METRETEK TECHNOLOGIES, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)



DELAWARE                                  0-19793              84-11698358
----------------------------     ------------------------   -------------------
(State or other jurisdiction     (Commission File Number)    (I.R.S Employer
of incorporation)                                           Identification No.)



             303 EAST 17TH STREET, SUITE 660, DENVER, COLORADO   80203
             ---------------------------------------------------------
               (Address of principal executive offices)     (Zip code)


       Registrant's telephone number, including area code: (303) 785-8080
                                                           --------------


            600 17TH STREET, SUITE 800 NORTH, DENVER, COLORADO   80202
        ----------------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On June 3, 2002, the listing of the common stock, par value $.01 per share, of Metretek Technologies, Inc., a Delaware corporation (the "Company"), was transferred to The Nasdaq SmallCap Market from The Nasdaq National Market.

         On June 4, 2002, the Company issued a press release announcing that it had entered into a letter of intent to sell PowerSecure, Inc., a wholly-owned subsidiary of the Company that provides distributed generation systems to commercial and industrial users of electricity. Pursuant to the terms of the letter of intent, the identity of the buyer and the terms of the proposed transaction are confidential. The sale is subject to numerous closing conditions, including but not limited to negotiation of definitive agreements, final approvals by the boards of directors of the Company and the buyer, approval by the holders of the Company's Series B Preferred Stock, buyer's completion of due diligence and applicable regulatory and governmental approvals. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      EXHIBITS

         99.1     Metretek Technologies, Inc. press release issued June 4, 2002.




































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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               METRETEK TECHNOLOGIES, INC.



                               By:  /s/ W. Phillip Marcum
                                  --------------------------------------------
                                     W. Phillip Marcum
                                     President and Chief Executive Officer


Dated:   June 4, 2002















































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